EXHIBIT (14)(A)






          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





The Board of Trustees
Wells Fargo Variable Trust:


We consent to the references to our firm under the heading, "Independent Registered Public Accounting Firm" in the Statements of Additional Information in this Registration Statement.


/s/ KPMG LLP

KPMG LLP
Philadelphia, PA
September 15, 2004